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                                                                    EXHIBIT 99.1

                      CONSENT OF WIT SOUNDVIEW CORPORATION

    We hereby consent to the inclusion of our opinion letter, dated October 29, 2000, to the Board of Directors of PRIMEDIA Inc. as Annex A to the Joint Proxy Statement-Consent Solicitation-Prospectus of PRIMEDIA Inc. and About.com, Inc., which constitutes a part of the Registration Statement on Form S-4 relating to the merger of a newly formed, wholly owned subsidiary of PRIMEDIA Inc. with About.com, Inc., and to the references to our firm and the description of our opinion letter in such Joint Proxy Statement-Consent Solicitation-Prospectus. In giving this consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

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                                                       Very truly yours,

                                                       /s/ WIT SOUNDVIEW CORPORATION
                                                       ---------------------------------------------
                                                       Wit SoundView Corporation
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New York, New York
December 5, 2000